SECURITIES AND EXCHANGE COMMISSION

                     Washington D.C.  20549
                     _______________________

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                         July 12, 1996
                         Date of Report
                (Date of earliest event reported)


                     CELLULAR PRODUCTS, INC.
     (Exact name of registrant as specified in its charter)

                            New York
                    (State of Incorporation)


      0-12782                                          16-1183105
(Commission File Number)    (I.R.S. Employer Identification Number)


               872 Main Street, Buffalo, New York
            (Address of principal executive offices)

                         (716) 882-0920
      (Registrant's telephone number, including area code)

Item 5.   Resignations of Registrant's Directors.

          By consent to action in lieu of a special meeting of the Board of Directors of Registrant, dated as of July 12, 1996, and in accordance with Registrant's By-laws, Jeffrey N. Meshulam, sole director, appointed James C.D. Hengst and Michael S. Durski to fill vacancies on Registrant's Board of Directors.

          Subsequently, and by the terms of a certain Separation
Agreement with Registrant, dated of even date, Mr. Meshulam resigned as a director, and from all positions held by him with Registrant, including the office of President.

          By consent to action in lieu of a special meeting of the Board of Directors, dated as of July 15, 1996, the newly appointed members of the Board of Directors appointed the following persons to the positions set opposite their names:


            NAME                        POSITION

            James C.D. Hengst, Ph.D.    President and Chief
                                        Operating Officer

            Michael S. Durski           Chief Financial Officer,
                                        Vice President, and
                                        Treasurer


     The ages and employment histories of Messrs. Hengst and Durski for the past five years are as follows:

     James C.D. Hengst, Ph.D., age 42, has been a Vice President in charge of Research and Development at the Registrant from August, 1993 to November, 1994, and in charge of Research, Development and Operations from November, 1994 until July 15, 1996. Prior to August, 1993 he was Director of Biochemicals Research and Development in the Research and Development Division of Boehringer Mannheim Corporation.

     Michael S. Durski, age 46, has been Vice President, Chief Financial Officer and Treasurer of the Registrant from January 1995 until the present. During 1994, he was a management consultant and prior thereto was Executive Vice President and Treasurer of Treibacher Schleifmittel Corporation, an abrasives manufacturer.

Item 7.   Financial Statements and Exhibits

7(c)      Exhibits


Exhibit Number:

10.       Separation Agreement dated July 12, 1996 between the
          Registrant and Jeffrey N. Meshulam.

99.       Press release dated July 17, 1996.

                            SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           CELLULAR PRODUCTS, INC.

                           By:   /s/  Michael S. Durski
                                __________________________
                                Michael S. Durski
                                Vice President and
                                Chief Financial Officer